EX-99.1

Professional Diversity Network Announces 1-for-30 Reverse Stock Split

CHICAGO, September 10, 2026 — Professional Diversity Network, Inc. (NASDAQ: IPDN) (the “Company”) today announced that it will effect a 1-for-30 reverse stock split of its outstanding common stock.

The reverse stock split is expected to become effective at 5:30 p.m. Eastern Time on September 11, 2026, and the Company’s common stock is expected to begin trading on a split-adjusted basis on the Nasdaq Capital Market at the opening of trading on September 14, 2026.

The Company’s common stock will continue to trade under the ticker symbol “IPDN” and will trade under a new CUSIP number following the effectiveness of the reverse stock split.

At the effective time, every 30 shares of the Company’s issued and outstanding common stock will automatically be consolidated into one share of common stock. The reverse stock split will not change the total number of shares of capital stock that the Company is authorized to issue.

No fractional shares will be issued in connection with the reverse stock split. Any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share. Based on the 19,974,323 shares of common stock issued and outstanding as of September 9, 2026, approximately 665,811 shares of common stock are expected to be issued and outstanding immediately following the reverse stock split, subject to adjustment as a result of the rounding of fractional shares.

The reverse stock split will apply uniformly to all holders of the Company’s common stock and will not alter any stockholder’s percentage ownership interest in the Company, except for immaterial adjustments that may result from the treatment of fractional shares.

The Company’s transfer agent, Transhare Corporation, will act as the exchange agent in connection with the reverse stock split. Stockholders holding shares electronically in book-entry form or through a bank, broker or other nominee will have their shares adjusted automatically to reflect the reverse stock split, subject to the treatment of fractional shares described above.

About Professional Diversity Network

Professional Diversity Network, Inc. (Nasdaq: IPDN) is a technology holding company operating businesses across workforce solutions, remote talent and artificial intelligence. Through its operating platforms and strategic initiatives, the Company seeks to connect talent, technology and opportunity while developing new technology-driven businesses designed to create long-term shareholder value.

With the formation of PDN Intelligence, the Company intends to explore potential expansion into artificial intelligence infrastructure and GPU-powered computing.

For more information, please visit www.ipdn.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recently filed Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” and “would” or similar words. Specifically, statements regarding the timing and implementation of the reverse stock split and the expected commencement of trading on a split-adjusted basis. Forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statement except as required by applicable law. Our most recently filed Annual Report on Form 10-K, together with this press release, are available on our website, www.ipdn.com. Please click on “Investor Relations.”

Investor Relations Contact:
Professional Diversity Network, Inc.
Email: investors@ipdn.com